Exhibit 99.2

THOMAS WEISEL PARTNERS GROUP, INC.

EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Thomas Weisel Partners Group, Inc., a Delaware corporation (the “Company”), hereby grants to the “Participant” designated below this Award of Restricted Stock Units (“RSUs”) pursuant to the Third Amended and Restated Thomas Weisel Partners Group, Inc. Equity Incentive Plan (the “Plan”) upon the following terms and conditions:

Name of Participant: [NAME]

Grant Date: [DATE]

Number of RSUs: [# of SHARES]

1.	This Award is subject to all terms and conditions of this Agreement and the Plan. The terms of the Plan are hereby incorporated by reference. Capitalized terms not otherwise defined herein shall have the meaning assigned to such term in the Plan.

2.	Each RSU represents an unfunded and unsecured promise of the Company to deliver a future payment equal to the Fair Market Value of one Share at the time of such payment. Such payment may, at the Committee’s election, be in cash or Shares or a combination thereof.

3.	To the extent dividends are paid on Shares while the RSUs remain outstanding, you shall be entitled to receive at the time such dividends are paid (subject to your continued employment as of the relevant dividend payment date, unless you are terminated by the Company without cause or if you incur a termination of employment as a result of your Retirement), cash payments (less applicable withholding) in an amount equivalent to cash dividends on Shares with respect to the number of Shares underlying the RSUs. If you incur a termination of employment prior to the payment of Shares underlying your RSUs but subsequent to the vesting date for your RSUs (as set forth in Paragraph 4 below), you shall be entitled to receive with respect to such Shares underlying your vested RSUs, cash payments in amount equivalent to cash dividends on Shares regardless of whether you continue to be employed as of the relevant dividend payment date.

4.	Subject to your refraining from engaging in a Competitive Activity or a Soliciting Activity (each as defined in the “Notice of Waiver of Continued Employment Condition”, dated April 23, 2010), in accordance with Paragraph 2 above you shall be entitled to receive (and the Company shall deliver to you) on the vesting date set forth below (or as soon as administratively practicable thereafter but in no event later than 60 days after the vesting date), the number of Shares underlying the RSUs (or a cash payment therefore) as of the date set forth below in accordance with the following schedule:

Vesting Date = 100% of the Shares underlying the RSUs on the third anniversary of the Grant Date.

In the event that your employment is terminated by the Company without cause (as determined by the Committee in its sole discretion), you shall be entitled in accordance with Paragraph 2 above to receive (and the Company shall deliver to you) on the scheduled vesting date set forth above (or as soon as administratively practicable thereafter), the number of Shares underlying the RSUs (or a cash payment therefor) as of the scheduled vesting date set forth above, notwithstanding your subsequently engaging in a Competitive Activity or a Soliciting Activity (each as defined in the “Notice of Waiver of Continued Employment Condition”, dated April 23, 2010).

5.	In accordance with Section 15(a) of the Plan, the Committee may in its sole discretion withhold from the payment to you hereunder a sufficient amount (in cash or Shares) to provide for the payment of any taxes required to be withheld by federal, state or local law with respect to income resulting from such payment. You have been advised to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

6.	The Company shall have the right to offset against the obligation to deliver RSU Shares to you any outstanding amounts then owed by you to the Company, except to the extent such offset would subject you to the additional tax imposed under Section 409A of the Code.

7.	An RSU does not represent an equity interest in the Company, and carries no voting rights. You will not have any rights of a shareholder with respect to the RSUs until the Shares have been delivered to you.

8.	This Award of RSUs is made as a bonus in respect of your performance and is in addition to and not a substitute for or in lieu of ordinary salary and wages received by you in respect of your service to the Company.

9.	Notices hereunder and under the Plan, if to the Company, shall be delivered to the Plan administrator (as so designated by the Company) or mailed to the Company’s principal office, One Montgomery Street, San Francisco, California 94104, attention of General Counsel, or, if to you, shall be delivered to you or mailed to your address as the same appears on the records of the Company.

10.	All decisions and interpretations made by the Board of Directors or the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on all persons. In the event of any inconsistency between the terms hereof and the provisions of this Agreement and the Plan, this Agreement shall govern.

11.	By accepting this Award, you acknowledge receipt of a copy of the Plan, and agree to be bound by the terms and conditions set forth in this Agreement, the Plan, as in effect from time to time, and the Company’s policies regarding non-solicitation of customers, clients, and prospective clients and non-solicitation of employees as set forth in the Company’s employment manuals, as in effect from time to time.

12.	By accepting this Award, you further acknowledge that the federal securities laws and/or the Company’s policies regarding trading in its securities may limit or restrict your right to buy or sell Shares, including, without limitation, sales of Shares acquired in connection with your RSUs. You agree to comply with such federal securities law requirements and Company policies, as such laws and policies are amended from time to time.

13.	The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate the Award granted under this Agreement, provided, however, that no such action shall impair the rights of a Participant or holder or beneficiary of any Award under this Agreement without the consent of such Participant or holder or beneficiary of any Award.

14.	This Award is intended to comply with, and shall be construed in a manner consistent with, the requirements of Section 409A of the Code.

15.	This Agreement shall be governed by the laws of the State of New York without giving effect to its choice of law provisions.

Thomas Weisel Partners Group, Inc.

By:

Name:	Mark Fisher
Title:	General Counsel & Secretary

In consideration of the foregoing Award, notwithstanding anything to the contrary contained in the Company’s Employment Handbook, Participant hereby agrees to provide the Company with a minimum of 90-days advance notice of any termination of employment; provided, however, that if you provide notice of termination of your employment prior to April 1, 2011, you agree that the Company may place you on paid leave through June 30, 2011, at which time your employment would terminate. If you decide to terminate your employment, the Company may, at its sole discretion, choose to either (1) waive that notice period thereby immediately terminating your employment, or (2) place you on paid leave, at your current salary, for any or all of the notice period.

Name: Date:

If you would like to designate a beneficiary to exercise your rights under this Agreement in the event of your death, please complete your designation in the space provided below, as well as please sign and print your name and date in the space provided below, and return this Agreement to Thomas Weisel Partners Group, Inc., One Montgomery Street, San Francisco, California 94104, to the attention of Human Resources.

Beneficiary:

Participant name (print & sign):

Date: